Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of That Marketing Solution, Inc. (the “Registrant”) on Form 10-K for the year ending August 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, Louis J. Zant III, CEO and Darren Lopez, Acting CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	December 11, 2014	By:	/s/Louis J. Zant III
Louis J. Zant III
CEO

Date:	December 11, 2014	By:	/s/Darren Lopez
Darren Lopez
Acting CFO